Vertex Energy, Inc. 8-K

Exhibit 99.1

Vertex Energy Amends Existing Term Loan Agreement

●	Amended term loan provides for an incremental $50 million of liquidity on balance sheet

●	Additional financing is expected to provide strategic flexibility around potential transaction opportunities

HOUSTON, TX / BUSINESSWIRE / January 2, 2024 / Vertex Energy, Inc. (NASDAQ: VTNR) (“Vertex” or the “Company”), a leading specialty refiner and marketer of high-quality refined products, today announced that it has successfully amended its existing term loan agreement. The Company has reached an agreement with its existing group of lenders to modify certain terms and conditions of the term loan agreement aimed at improving the Company’s balance sheet.

The amended term loan provides for an incremental $50.0 million in borrowings to Vertex, the full amount of which was borrowed upon closing, which brings the total outstanding balance on the term loan to $198.0 million. The amended agreement also bears interest at a rate of a base rate calculated as the greater of (i) prime minus 1.5%, and (ii) or the federal funds rate (not less than 1%) plus 0.5%), plus 1025 basis points, and includes no change to the previous duration of the term loan agreement due April 1, 2025. These amendments were pursued to support current operational and strategic needs as the Company continues to evaluate previously disclosed alternative options aimed at strengthening the Company’s balance sheet. The lenders also have the option in their sole discretion to provide up to an additional $25.0 million of lending availability under the term loan, subject to certain terms and conditions.

Benjamin P. Cowart, President and CEO of Vertex, stated, “This agreement not only reinforces our liquidity position but also gives us the strategic latitude to continue a comprehensive evaluation of potential transaction opportunities around the business. We believe our lending partners share our vision of the long-term value potential of the Company, and we believe this enhanced flexibility will be in the best interest of our shareholders, as we continue to work to make steady progress toward achieving our goals.”

Additional information on the amended term loan can be found in our Current Report on Form 8-K filed with the U.S. Securities and Exchange Commission on January 2, 2024.

ABOUT VERTEX ENERGY

Vertex Energy is a leading energy transition company that specializes in producing both renewable and conventional fuels. The Company’s innovative solutions are designed to enhance the performance of our customers and partners while also prioritizing sustainability, safety, and operational excellence. With a commitment to providing superior products and services, Vertex Energy is dedicated to shaping the future of the energy industry.

FORWARD-LOOKING STATEMENTS

Certain of the matters discussed in this communication which are not statements of historical fact constitute forward-looking statements within the meaning of the securities laws, including the Private Securities Litigation Reform Act of 1995, that involve a number of risks and uncertainties. Words such as “strategy,” “expects,” “continues,” “plans,” “anticipates,” “believes,” “would,” “will,” “estimates,” “intends,” “projects,” “goals,” “targets” and other words of similar meaning are intended to identify forward-looking statements but are not the exclusive means of identifying these statements. Any statements made in this news release other than those of historical fact, about an action, event or development, are forward-looking statements. The important factors that may cause actual results and outcomes to differ materially from those contained in such forward-looking statements include, without limitation, the Company’s previously disclosed projected outlook for the fourth quarter of 2023; the review and evaluation of potential joint ventures, divestitures, acquisitions, mergers, business combinations, or other strategic transactions, the outcome of such review, and the impact on any such transactions, or the review thereof, on shareholder value; the process by which the Company engages in evaluation of strategic transactions; the Company’s ability to identify potential partners; the outcome of potential future strategic transactions and the terms thereof; the future production of the Company’s Mobile Refinery; anticipated and unforeseen events which could reduce future production at the refinery or delay future capital projects, and changes in commodity and credit values; throughput volumes, production rates, yields, operating expenses and capital expenditures at the Mobile Refinery; the timing of, and outcome of, the evaluation and associated carbon intensity scoring of the Company’s feedstock blends by officials in the state of California; the ability of the Company to obtain low carbon fuel standard (LCFS) credits, and the amounts thereof; the need for additional capital in the future, including, but not limited to, in order to complete future capital projects and satisfy liabilities, the Company’s ability to raise such capital in the future, and the terms of such funding; the timing of capital projects at the Company’s refinery located in Mobile, Alabama (the “Mobile Refinery”) and the outcome of such projects; the future production of the Mobile Refinery, including but not limited to, renewable diesel production; estimated and actual production and costs associated with the renewable diesel capital project; estimated revenues, margins and expenses, over the course of the agreement with Idemitsu; anticipated and unforeseen events which could reduce future production at the Mobile Refinery or delay planned and future capital projects; changes in commodity and credits values; certain early termination rights associated with third party agreements and conditions precedent to such agreements; certain mandatory redemption provisions of the outstanding senior convertible notes, the conversion rights associated therewith, and dilution caused by conversions and/or the exchanges of convertible notes; the Company’s ability to comply with required covenants under outstanding senior notes and a term loan and pay amounts due under such senior notes and term loan, including interest and other amounts due thereunder; the ability of the Company to retain and hire key personnel; the level of competition in the Company’s industry and its ability to compete; the Company’s ability to respond to changes in its industry; the loss of key personnel or failure to attract, integrate and retain additional personnel; the Company’s ability to protect intellectual property and not infringe on others’ intellectual property; the Company’s ability to scale its business; the Company’s ability to maintain supplier relationships and obtain adequate supplies of feedstocks; the Company’s ability to obtain and retain customers; the Company’s ability to produce products at competitive rates; the Company’s ability to execute its business strategy in a very competitive environment; trends in, and the market for, the price of oil and gas and alternative energy sources; the impact of inflation on margins and costs; the volatile nature of the prices for oil and gas caused by supply and demand, including volatility caused by the ongoing Ukraine/Russia conflict and/or the Israel/Hamas conflict, changes in interest rates and inflation, and potential recessions; the Company’s ability to maintain relationships with partners; the outcome of pending and potential future litigation, judgments and settlements; rules and regulations making the Company’s operations more costly or restrictive; volatility in the market price of compliance credits (primarily Renewable Identification Numbers (RINs) needed to comply with the Renewable Fuel Standard (“RFS”)) under renewable and low-carbon fuel programs and emission credits needed under other environmental emissions programs, the requirement for the Company to purchase RINs in the secondary market to the extent it does not generate sufficient RINs internally, liabilities associated therewith and the timing, funding and costs of such required purchases, if any; changes in environmental and other laws and regulations and risks associated with such laws and regulations; economic downturns both in the United States and globally, changes in inflation and interest rates, increased costs of borrowing associated therewith and potential declines in the availability of such funding; risk of increased regulation of the Company’s operations and products; disruptions in the infrastructure that the Company and its partners rely on; interruptions at the Company’s facilities; unexpected and expected changes in the Company’s anticipated capital expenditures resulting from unforeseen and expected required maintenance, repairs, or upgrades; the Company’s ability to acquire and construct new facilities; the Company’s ability to effectively manage growth; decreases in global demand for, and the price of, oil, due to inflation, recessions or other reasons, including declines in economic activity or global conflicts; expected and unexpected downtime at the Company’s facilities; the Company’s level of indebtedness, which could affect its ability to fulfill its obligations, impede the implementation of its strategy, and expose the Company’s interest rate risk; dependence on third party transportation services and pipelines; risks related to obtaining required crude oil supplies, and the costs of such supplies; counterparty credit and performance risk; unanticipated problems at, or downtime effecting, the Company’s facilities and those operated by third parties; risks relating to the Company’s hedging activities or lack of hedging activities; and risks relating to planned and future divestitures, asset sales, joint ventures and acquisitions.

Other important factors that may cause actual results and outcomes to differ materially from those contained in the forward-looking statements included in this communication are described in the Company’s publicly-filed reports, including, but not limited to, the Company’s Annual Report on Form 10-K for the year ended December 31, 2022, and the Company’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2023, and future Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q. These reports are available at www.sec.gov. The Company cautions that the foregoing list of important factors is not complete. All subsequent written and oral forward-looking statements attributable to the Company or any person acting on behalf of the Company are expressly qualified in their entirety by the cautionary statements referenced above. Other unknown or unpredictable factors also could have material adverse effects on Vertex’s future results. The forward-looking statements included in this press release are made only as of the date hereof. Vertex cannot guarantee future results, levels of activity, performance or achievements. Accordingly, you should not place undue reliance on these forward-looking statements. Finally, Vertex undertakes no obligation to update these statements after the date of this release, except as required by law, and takes no obligation to update or correct information prepared by third parties that are not paid for by Vertex. If we update one or more forward-looking statements, no inference should be drawn that we will make additional updates with respect to those or other forward-looking statements.

CONTACT:

IR@vertexenergy.com

203-682-8284